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                                   EXHIBIT 22



                         SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 31, 1997



                      United-Stinson Limited Partnership,
                       a Pennsylvania limited partnership

                            Germano Investment L.P.,
                        an Illinois limited partnership

                          Coliseo Housing Partnership,
                        a California limited partnership